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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT is entered into as of the 23rd day of August, 2001 by and among STAGE II APPAREL CORP., a New York corporation (the "COMPANY"), ALPHA OMEGA GROUP, INC., a Connecticut corporation ("AOG" and, collectively with any permitted assigns, the "INVESTORS").

      WHEREAS, the parties desire to provide for the Company's issuance and sale of its common stock to the Investors on the terms and subject to the conditions contained herein;

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

      "ADJUDICATION" has the meaning set forth in Section 9.5.

      "AFFILIATE" has the meaning set forth in Rule 405 under the Securities
Act.

      "AGREEMENT" means this Stock Purchase Agreement, including the Annex, Schedules and Exhibits, as amended from time to time.

      "AOG" means Alpha Omega Group, Inc., a Connecticut corporation, and its successors and permitted assigns.

      "APPLICABLE LAW" means, with respect to a Party, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any federal, state, local or foreign governmental or legislative body, or any notice of a decision, finding or action by any federal, state, local or foreign governmental agency, court or other administrative body, in each case to the extent it has become effective, binding on the Party, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

      "BCL" mean the New York Business Corporation Law, as amended.

      "BOARD" means the board of directors of the Company.

      "BOARD RECONSTITUTION" has the meaning set forth in Section 8.6.

      "BOOK ENTRY PROCEDURES" has the meaning set forth in Section 2.5.

      "BROKER'S LETTER" means a letter from an NASD member to the effect that the sale of Registered Shares specified therein complied or shall comply with relevant prospectus delivery requirements under Section 5(b)(2) of the Exchange Act.


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      "CAPITAL SHARES" means the Common Stock and the Preferred Stock, collectively, and any other class of the Company's capital stock hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

      "CHARTER" and "BYLAWS" have the respective meanings set forth in Section 4.8.

      "CIT" means CIT Group/Commercial Services, Inc. and its successors and assigns.

      "CLOSING," "CLOSING DATE" and "CLOSING NOTICE" have the respective meanings set forth in Section 2.2.

      "CLOSING FEE" has the meaning set forth in Section 2.7(a).

      "COMMON STOCK" means the Company's common stock, par value $.01 per share, now or hereafter Outstanding, or any Capital Shares or other securities of the Company issued in exchange, conversion or substitution therefor by the Company, it successors and assigns, including any Person resulting from any merger or consolidation involving the Company.

      "COMPANY" means Stage II Apparel Corp., a New York corporation, and its successors and permitted assigns.

      "COMPANY ACCOUNT" means an account maintained by the Company with a commercial bank to be designated in writing by the Company.

      "CONTROL PERSON" means any Person who controls or is controlled (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) by a Party.

      "CREDIT FACILITY" means the factoring, letter of credit and loan facility provided to the Company by CIT under agreements dated as of May 11, 1998, as amended.

      "DERIVATIVE SECURITIES" means any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

      "DTAD" means the Direct Transfer Agent Deposit services maintained by DTC.

      "DTC" means The Depository Trust Company.

      "DWAC" means the Deposit and Withdrawal at Custodian services maintained by DTC.

      "EDGAR" means the SEC's electronic data gathering and retrieval system.

      "ESCROW AGENT" and "ESCROW DEPOSIT" have the meanings set forth in Section 2.1.

      "ESCROW AGREEMENT" means the Escrow Agreement in the form of EXHIBIT A among the Company, AOG and the escrow agent named therein.

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.


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      "FACTOR DEBT" means the indebtedness of the Company to CIT under the
Credit Facility with the CIT Group/Commercial Services, Inc.

      "FEE SHARES" has the meaning set forth in Section 2.7(a).

      "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5.

      "INDEMNIFIED PARTY" means a Person claiming indemnification under Section 11.

      "INDEMNIFYING PARTY" means a Party against which a claim for indemnification is asserted under Section 11.

      "INVESTMENT AMOUNT" means the amount set forth in the Closing Notice to be invested by the Investors for the purchase of Investor Shares on the terms and subject to the conditions of this Agreement, aggregating (a) for all the Investor Shares, an aggregate of $1,500,000 and (b) for the Investor Shares issuable to each Investor, the product of (i) the aggregate Investment Amount and (ii) the Investor Percentage listed opposite the name of that Investor in the Investor List.

      "INVESTOR DESIGNEES" means the four individuals designated in ANNEX A for appointment as directors of the Company pursuant to the Board Reconstitution.

      "INVESTOR LIST" means the listing in ANNEX A.

      "INVESTOR PERCENTAGE" means, for each Investor, the percentage listed opposite its name on the Investor List.

      "INVESTOR REPRESENTATIVE" means (a) AOG, (b) in the event OAG assigns its entire interest herein to one or more Affiliates in accordance with Section 13.2, the assignee with the greatest Investment Percentage, and (c) in either case its successors and permitted assigns.

      "INVESTOR SHARES" means shares of Common Stock issued and sold by the Company to the Investors on the terms and subject to the conditions of this Agreement, including any shares of Common Stock issued in pursuant to Section 9.3.

      "INVESTORS" means the Persons listed on Investor List, and their respective successors and permitted assigns.

      "LIABILITIES" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

      "LITIGATION EXPENSES" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

       "LOI" means the letter dated May 9, 2001 from Lancer Management Group to the Board, including Schedule A thereto, relating to the transactions contemplated by this Agreement.

      "MANAGEMENT AGREEMENT" means the Management Agreement dated as of the Closing Date among the Company, RSC and Richard Siskind in the form of EXHIBIT B.


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      "MATERIAL ADVERSE EFFECT" means any material and adverse effect on the business, operations, properties, prospects or financial condition of the Company.

      "MATERIAL ACTIONS" has the meaning set forth in Section 4.12.

      "NASD" means the National Association of Securities Dealers, Inc.

      "OPTION PLANS" means the Company's (a) 1994 Incentive Stock Option Plan,
(b) 1998 Incentive Stock Option Plan, (c) 1998 Nonqualified Stock Option Plan (Plan A) and (d) 1998 Mirror Option Plan (Plan B).

      "OUTSIDE CLOSING DATE" means November 30, 2001.

      "OUTSTANDING" means, at any date as of which the number of outstanding Capital Shares of any class is to be determined, all issued and outstanding Capital Shares of that class then directly or indirectly owned or held by or for the account of any Person other than the Company. References in this Agreement to Outstanding shares of Common Stock shall not include treasury shares.

      "OUTSTANDING OPTION" means any stock option issued under an Option Plan that remains Outstanding on the Closing Date.

      "PARTY" means the Company, the Investors and their respective successors or permitted assigns.

      "PERSON" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PREFERRED STOCK" means the Company's preferred stock, par value $.01 per share, now or hereafter Outstanding, or any Capital Shares or other securities of the Company issued in exchange, conversion or substitution therefor by the Company, it successors and assigns, including any Person resulting from any merger or consolidation involving the Company.

      "PRINCIPAL MARKET" means the American Stock Exchange (the "AMEX"), OTC Bulletin Board, Nasdaq SmallCap Market, Nasdaq National Market or New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

      "PROSPECTUS" means the prospectus in the form included in the Registration Statement, as supplemented by any prospectus supplement filed with the SEC pursuant to Rule 424(b).

      "PROXY STATEMENT" has the meaning set forth in Section 4.10.

      "PURCHASE PRICE" means $.05 per share.

      "REGISTERED SHARES" has the meaning set forth in Section 10.1.


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      "REGISTRATION EFFECTIVE DATE" means the date on which the Registration
Statement is declared effective by the SEC.

      "REGISTRATION STATEMENT" means the registration statement on Form S-2 or Form S-3 to be filed with the SEC and amended in accordance with the terms of
Section 10, for the registration of the Investor Shares and Fee Shares for resale from time to time by the Selling Shareholders pursuant to Rule 415 under the Securities Act.

      "RELATED AGREEMENTS" means the Management Agreement, Termination and Release Agreements and the option agreements evidencing the Replacement Options.

      "REPLACEMENT OPTION PLAN" means the 2001 Stock Option Plan in the form of EXHIBIT C, providing for the Company's issuance at the Closing of a Replacement Option to the holder of each Outstanding Option.

      "REPLACEMENT OPTION" means, with respect to each Outstanding Option, a stock option issuable to the holder on the Closing Date under the Replacement Option Plan in exchange for the holder's Outstanding Option, exercisable during the succeeding three years for the same number of Capital Shares covered by the Outstanding Option at an exercise price of $.50 per share or the exercise of the Outstanding Option, if less than $.50 per share.

      "REPRESENTATIVES" has the meaning set forth in Section 5.1.

      "RSC" means R. Siskind and Company, Inc., a New York corporation, and its successors and assigns.

      "RSC DEBT" means the indebtedness of the Company to RSC, as evidenced by a promissory note of the Company dated May 1, 2001, bearing interest at the rate of 8% per annum.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC DOCUMENTS" means the Company's latest annual report on Form 10-K as of the time in question and its quarterly and current reports on Forms 10-Q and 8-K filed thereafter, including any amendments thereto, together with its latest Proxy Statement as of the time in question, until the Company no longer has an obligation to maintain the effectiveness of the Registration Statement.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

      "SELLING SHAREHOLDERS" has the meaning set forth in Section 10.1.

      "SETTLEMENT NET PROCEEDS" means payments received by the Company pursuant to any settlement of the Wear Me Apparel Case, net of all Litigation expenses payable by the Company in connection therewith.

      "SHAREHOLDER APPROVAL" has the meaning set forth in Section 4.2.

      "TERMINATION AND RELEASE AGREEMENTS" means the Termination and Release Agreements in substantially the form of EXHIBIT D.


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      "TERMINATION NOTICE" has the meaning set forth in Section 12.4.

      "THIRD PARTY PROCEEDING" means any Proceeding first threatened or initiated by a Person other than a Party or derivatively on behalf of a Party after the Closing Date.

      "TRANSFER AGENT" means American Stock Transfer & Trust Company, or any successor transfer agent for the Common Stock.

      "TRANSITION PERIOD" has the meaning set forth in Section 2.8.

      "WEAR ME APPAREL CASE" means the Company's pending Proceeding against Wear Me Apparel Corp., described in SCHEDULE 4.13, for collection of unpaid royalties.

            1.2 CONSTRUCTION. Unless otherwise expressly provided herein, all references to Sections, Schedules, Annex or Exhibits refer to the corresponding sections, schedules, annex or exhibits to this Agreement. The Investor List, Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All capitalized terms used in the Schedules and not otherwise defined shall have the respective meanings ascribed to them in this Agreement.

      2.    PURCHASE AND SALE OF INVESTOR SHARES.

            2.1 ESCROW DEPOSIT. Upon execution of this Agreement, the Parties shall enter into the Escrow Agreement, and the Investors shall deposit $200,000 with the Escrow Agent in accordance with the terms thereof (the "ESCROW DEPOSIT").

            2.2 CLOSING NOTICE. On the date within two (2) business days after delivery to the Investor Representative and the Escrow Agent of notice from the Company certifying its satisfaction of the conditions set forth in Section 8, the Investor Representative shall deliver a notice to the Company and the Escrow Agent (the "CLOSING NOTICE") setting forth (a) the Investment Amount, (b) any changes to the Investor Percentages set forth in the Investor List and (c) a date within two (2) business days after the date of the Closing Notice (the "CLOSING Date") on which the closing of the purchase and sale of the Investor Shares hereunder (the "CLOSING") shall be held.

            2.3 PURCHASE AND SALE OF INVESTOR SHARES. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue, sell and deliver to the Investors, in proportion to their respective Investment Percentages, a number of Investor Shares determined by dividing (a) the Investment Amount by (b) the Purchase Price.

            2.4 CLOSING MECHANICS. At the Closing, (a) the Investors shall deliver to Company, by wire transfer to the Company Account, immediately available funds in an aggregate amount equal to the difference between (i) Investment Amount specified in the Closing Notice and (ii) the Escrow Deposit, and (b) the Company shall deliver to the Investor Representative a certificate registered in the name of each Investor or its nominee, representing the Investor Shares issuable hereunder to that Investor. The certificates representing Investor Shares delivered at the Closing shall bear a legend reflecting their restricted status under the Securities Act.

            2.5 POST-CLOSING MECHANICS. Following the Registration Effective Date, as long as the Investors hold Registered Shares, the Company shall maintain arrangements with the Transfer Agent authorizing the deposit of Registered Shares through DWAC or DTAD procedures for the account of an Investor with a DTC participant designated by the Investor ("BOOK ENTRY PROCEDURES"). The availability


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of Book Entry Procedures shall be subject to the Transfer Agent's receipt of (a)
written instructions from the Investor to deposit its Registered Shares for the account of the Investor or its specified transferee with one or more DTC participants identified therein, (b) certificates evidencing the Registered Shares, bearing a restrictive legend, returned for cancellation and (c) a Broker's Letter with respect to Registered Shares to be reissued for the account of any transferee of the Investor. Following the Registration Effective Date, Investors shall also be entitled to receive physical certificates evidencing their Registered Shares free of any restrictive legend upon compliance with the foregoing procedures.

            2.6 SALES PURSUANT TO PROSPECTUS. To induce the Company to maintain arrangements with the Transfer Agent for reissuance of Investor Shares through Book Entry Procedures or, at the direction of an Investor, delivery of certificates evidencing its Investor Shares free of any restrictive legend, each Investor agrees that it will not sell any Registered Shares other than pursuant to the prospectus delivery requirements under Section 5(b)(2) of the Securities Act. If the effectiveness of the Registration Statement is suspended or terminated for any reason while Investors continue to own Registered Shares, the Company will so notify the Investors. Upon receipt of that notice, each Investor shall either (a) submit any physical certificates evidencing its Registered Shares to the Transfer Agent (or make corresponding arrangements through Book Entry Procedures for its Registered Shares held through DTC) for reissuance with a restrictive legend under the Securities Act or (b) deliver to the Company an opinion of counsel for the Investors, in form and substance acceptable to the Company's counsel, to the effect that such reissuance is not required pursuant to Rule 144(k) or other Applicable Law.

            2.7 FEES AND EXPENSES.

            (a) CLOSING FEE. The Company shall be responsible for a fee to Capital Research Ltd. equal to seven (7%) percent of the Investment Amount received by the Company for the sale of Investor Shares (the "CLOSING FEE"), payable on the Closing Date solely in shares of Common Stock (the "FEE SHARES"). The number of Fee Shares shall be determined by dividing (i) the dollar value of the Closing Fee by (ii) the Purchase Price.

            (b) TRANSACTION EXPENSES. On the Closing Date, the Company shall reimburse the Investor Representative for its reasonable outside attorneys' and other professional fees and disbursements, up to an aggregate of $7,500, incurred in connection with the transactions contemplated by this Agreement. Except as provided in this Section 2.7 and Section 12.5, each Party shall be responsible for its own expenses incurred in connection with the transactions contemplated by this Agreement.

            2.8 OTHER CLOSING TRANSACTIONS. At the Closing, the following transactions shall be consummated and deemed to occur simultaneously with the issuance and sale of the Investor Shares:

            (a) BOARD RECONSTITUTION. The Board Reconstitution shall be implemented.

            (b) CHARTER AMENDMENT. A certificate of amendment to the Charter increasing its authorized Common Stock from 9 million shares to 100 million shares shall be filed with the Secretary of State of the State of New York.

            (c) MANAGEMENT AGREEMENT. The Company shall execute and deliver the Management Agreement, providing the Company, among other things, with (a) use of the showroom space currently allocated to the Company's operations within the RSC offices for a transitional period specified therein (the "TRANSITION PERIOD"), (b) during the Transition Period, (i) apparel inventory sales services of RSC sales personnel currently assigned to the Company's operations, (ii) apparel inventory and litigation


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management services of RSC's principal, Richard Siskind, on the terms provided therein, and (iii) a lock up on sales of Common Stock by Mr. Siskind for one year after the Closing Date, and (c) restructuring of the RSC Debt for recourse solely to Settlement Net Proceeds.

            (d) TERMINATION AND RELEASE AGREEMENTS. The Company shall execute and deliver the Termination and Release Agreements, providing for termination of its employment arrangements with Richard Siskind and each other officer and employee of the Company, with severance benefits limited to three months' base salary, COBRA benefits and issuance of the Replacement Options.

            (e) REPLACEMENT OPTIONS. The Company shall issue the Replacement Options upon cancellation of the Outstanding Options in accordance with the Replacement Option Plan.

      3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as set forth below, and agrees that the Company shall be entitled to assume the representations and warranties in this
Section 3 continue to be true and correct on the Closing Date unless otherwise notified by the Investor Representative.

            3.1 ORGANIZATION. Each Investor (other than a natural Person) is duly organized and existing in good standing under the laws of the jurisdiction set forth opposite its name in the Investor List and has all requisite authority to own its properties and to carry on its business as now being conducted.

            3.2 INVESTMENT INTENT. Each Investor is entering into this Agreement for its own account and not with a view to any distribution of the Investor Shares acquired by it, and it has no present arrangement to sell any of its Investor Shares to or through any Person, PROVIDED that this representation shall not be construed as an undertaking to hold any Common Stock for any minimum or other specific term, and the Investor reserves the right to dispose of its Registered Shares at any time in accordance with Applicable Law.

            3.3 SOPHISTICATION. Each Investor is a sophisticated investor, as described in Rule 506(b)(2)(ii) under the Securities Act, and an accredited investor, as defined in Rule 501 of the Securities Act, and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Each Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

            3.4 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by each Investor and is a valid and binding agreement of the Investor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

            3.5 AFFILIATION. No Investor is an Affiliate of the Company.

            3.6 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement by any Investor nor the consummation of the transactions contemplated hereby or performance by an Investor with its undertakings herein will violate any Applicable Law or, to the Investor's knowledge (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement or constitute a breach of any fiduciary duty owed by Investor to any Person or (d) require the approval of any Person not heretofore obtained pursuant to any Applicable Law or any material


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contract, agreement, instrument, relationship or legal obligation to which
Investor is subject or to which any of its assets, operations or management may be subject.

            3.7 DISCLOSURE; ACCESS TO INFORMATION. Each Investor has received or had access to, through the Investor Representative, all documents, records and other information pertaining to its investment in the Company that its has requested, including documents filed by the Company under the Exchange Act, and has been given the opportunity, directly or through the Investor Representative, to meet or have telephonic discussions with representatives of the Company, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information already provided to the Investor or the Investor Representative.

            3.8 MANNER OF SALE. At no time was any Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to the Company or any investment in the Common Stock.

            3.9 FEES. No Person acting on behalf of any Investor or any of its Affiliates is entitled to any fees of any nature directly or indirectly from the Investor or its Affiliates in connection with any of the transactions contemplated hereby, except as otherwise provided in Section 2.7.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investors as set forth below, subject to the exceptions set forth in the Schedules.

            4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of New York and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes qualification necessary, except where failure so qualify would have no Material Adverse Effect. Except for dormant subsidiaries, the Company does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

            4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Investor Shares. The execution, issuance and delivery of this Agreement, the issuance of the Investor Shares and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required by its Board or, except for the matters set forth in SCHEDULE 4.2 requiring shareholders approval (collectively, "SHAREHOLDER APPROVAL") or notice to shareholders pursuant to the Proxy Statement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

            4.3 CAPITALIZATION. On the date hereof, the Company's authorized capital stock consists solely of (a) 9,000,000 shares of Common Stock, of which 4,127,267 shares are Outstanding, and (b) 1,000,000 shares of Preferred Stock, none of which are Outstanding. Except as set forth herein or in SCHEDULE 4.3,
(a) no Derivative Securities are Outstanding, (b) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from the Company and (c) there are no agreements or other instruments of any kind to which the Company or, to its knowledge, any Person is a party relating to the voting of the Capital Shares, other than the Charter and Bylaws, or to the registration


                                       9
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of Capital Shares under the Securities Act, other than the rights provided in
Section 6. All of the Capital Shares that are Outstanding on the date of this Agreement have been duly and validly authorized and issued and are fully paid and nonassessable.

            4.4 PRINCIPAL MARKET FOR THE COMMON STOCK. As of the date hereof,
(a) the Common Stock is registered under Section 12(g) of the Exchange Act and is traded on the American Stock Exchange, (b) the Company is in full compliance with all reporting requirements of the Exchange Act and (c) except as set forth in SCHEDULE 4.4, all requirements for the continued listing of the Common Stock on its current Principal Market are satisfied. The Company meets the requirements for the use of Form S-2 under the Securities Act for the registration thereunder of Capital Shares for the account of the holders thereof pursuant to Rule 415 under the Securities Act.

            4.5 FINANCIAL STATEMENTS. The Company has delivered or made available to the Investor Representative true and complete copies of SEC Documents including the audited financial statements of the Company (including footnotes) as of and for the year ended December 31, 2000 and the unaudited condensed financial statements of the Company as of and for the six months ended June 30, 2001 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (a) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted for use on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (c) fairly present the consolidated financial position of Company and its subsidiary as of the dates thereof and their consolidated results of operations for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

            4.6 VALID ISSUANCES. Assuming the accuracy of the representations and warranties of the Investors in Section 3, both at the date hereof and at the time of issuance, the issuance and sale of the Investor Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof or Regulation D thereunder and ,when paid for by the Investors and delivered in accordance with the terms hereof, the Investor Shares shall be duly and validly issued, fully paid and nonassessable. Neither the issuance and sale of the Investor Shares pursuant to this Agreement nor the Company's performance of its other obligations hereunder will (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Investor Shares or any of the assets of the Company or (b) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire additional Capital Shares or other securities of the Company. The Investors will not be subject to personal liability solely by reason of their ownership or possession of the Investor Shares.

            4.7 NO GENERAL SOLICITATION OR ADVERTISING. Neither the Company nor any of its Affiliates nor any distributor or any person acting on its or their behalf (a) has conducted or will conduct any general solicitation, as that term is used in Rule 502(c) under the Securities Act, or any general advertising with respect to any of the Investor Shares or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require the Company to register the issuance of the Investor Shares under the Securities Act.

            4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Investor Representative true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "CHARTER"), and its bylaws, as amended and in effect on the date hereof (the "BYLAWS").


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            4.9 NO CONFLICTS. The execution, delivery and performance of this
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Investor Shares, do not and will not (a) subject to implementation of the Charter Amendment, result in a violation of the Charter or Bylaws, (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any Applicable Law, nor is the Company or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation (i) that would, individually or in the aggregate, have no Material Adverse Effect, or (ii) that are or may be affected by the status of the Investor under any Applicable Law.

            4.10 CONSENTS. Assuming the accuracy of the covenants contained in
Section 2.5 and the representations and warranties contained in Section 3 both at the date hereof and at the time of issuance, the Company is not required by Applicable Law to obtain any consent, authorization or order of any court or governmental body or to make any filing or registration with any court or governmental body in connection with its execution, delivery or performance of its obligations under this Agreement, other than the filing of (a) any notices that may be required under state securities laws subsequent to the Closing, (b) a proxy statement with the SEC under Section 14(a) of the Exchange Act and Rule 14f-1 thereunder, together with related notices to the Principal Market, in connection with the Board's solicitation of Shareholder Approval and notice of the Board Reconstitution (the "PROXY STATEMENT"), (c) an additional listing application for the Investor Shares and Fee Shares with the Principal Market and
(d) the Registration Statement with the SEC.

            4.11 TRADEMARKS, TRADE NAMES AND LICENSES. The Company owns the trademarks, trade names and registrations therefor listed in SCHEDULE 4.11. Except as set forth in SCHEDULE 4.11, (a) the Company has not granted licenses or other rights to use its trademarks, trade names or registrations, (b) no other trademarks, trade names or registrations are either owned or licensed by the Company and (c) to the best knowledge of the Company, the operations of the Company do not infringe on the trademarks and trade names of any Person, and no pending or threatened claim has been made to the contrary.

            4.12 NO MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements, no event or condition has occurred that could have a Material Adverse Effect. Except as set forth in SCHEDULE 4.12, since the date of the most recent Financial Statements, the Company has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on Outstanding Capital Shares,
(b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) canceled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing,
(h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than (A) as reflected in the Financial Statements, (B) Factor Debt and (C) current liabilities incurred since June 30, 2001 in the ordinary course of business, (k) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (l) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of the Company, (m) made any material changes in its accounting principles or methods or (n) agreed in writing or, to the best knowledge of the Company, orally to take any of the actions covered by this Section 4.12 (collectively, "MATERIAL ACTIONS").

            4.13 NO UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations not reflected in the Financial Statements, other than those incurred in the ordinary course of the Company's business since the date of the most recent Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

            4.14 NO INTEGRATED OFFERING. Neither the Company or its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require the issuance of the Put Shares to be registered under the Securities Act.

            4.15 LITIGATION AND OTHER PROCEEDINGS. Except as set forth in
SCHEDULE 4.15, there are no lawsuits or proceedings pending or, to its knowledge, threatened against the Company that might have a Material Adverse Effect, and there are no judgments, orders, writs, injunctions, decrees or awards issued by or, to the Company's knowledge, requested by any court, arbitrator or governmental body that might have a Material Adverse Effect.

            4.16 FEES. No Person acting on behalf of the Company or any of its Affiliates is entitled to any fees of any nature directly or indirectly from the Company or its Affiliates in connection with any of the transactions contemplated hereby, except as otherwise provided in Sections 2.7 and 12.5.

            4.17 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, no statement contained in any document, certificate or Schedule and no data provided to the Investor Representative in connection herewith by the Company, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

            4.18 NON-PUBLIC INFORMATION. Neither the Company or its Affiliates nor any Person acting on its or their behalf has disclosed any material non-public information about the Company to the Investors.

      5.    DILIGENCE AND DISCLOSURE MATTERS.

            5.1 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Investor Representative and its advisors and representatives (collectively, "REPRESENTATIVES") copies of all SEC Documents and other records of the Company as may be reasonably necessary to conduct due diligence with respect to the purchase of Investor Shares and, following the Registration Effective Date, the accuracy of the Registration Statement. In the event that any non-public information about the Company provided or obtained in the course of due diligence procedures hereunder becomes material, the Company shall make full and complete public disclosure if required by and in accordance with Applicable Law. The Investors acknowledge that the Company does not disseminate non-public material information to any investors, money managers or securities analysts, and confirm that nothing herein shall require the Company to disclose non-public material information except as otherwise required by Applicable Law.

            5.2 SUPPLEMENTAL DISCLOSURE. The Company shall have the continuing obligation until the Closing to promptly supplement or amend the Schedules to reflect any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, PROVIDED that no supplement or amendment to the Schedules delivered to the Investor Representative more than five (5) business days after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 8.

            5.3 NON-DISCLOSURE. Neither the Company nor any of its Affiliates or representatives shall disclose to the Representatives any non-public material information about the Company unless the information is first so identified and the prospective recipient is provided with the opportunity to accept or refuse to accept the information for review. The Company may, as a condition to disclosing any material non-public information hereunder, require the Representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Investor Representative.

            5.4 PROXY STATEMENT. The Company covenants that on the date filed with the SEC and on the date first sent or given to shareholders, the Proxy Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Investors shall provide for use in the Proxy Statement all information about the Investors and their Affiliates reasonably necessary for the Proxy Statement to comply as to form in all material respects with the relevant provisions of the Exchange Act. The Investors covenant that on the date the Proxy Statement is filed with the SEC and on the date it is first sent to the Company's shareholders, the information provided in writing by the Investors or the Affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in the Proxy Statement, in light of the circumstances in which they were made, not misleading. The Investor Representative and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to the Company's shareholders. The Company shall provide the Investor Representative and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt thereof.

            5.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to cause the Closing to occur by the Outside Closing Date.

            5.6 FURTHER ASSURANCES. From time to time, as and when requested by a Party, the other Party shall execute and deliver, or cause to be executed and delivered, all documents and instruments and shall take all actions (subject to the other provisions of this Agreement) as the other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the Related Agreements.

      6. CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing, unless otherwise approved in writing by the Investor Representative, the Company shall conduct its business in accordance with the provisions of this Section 6.

            6.1 CORPORATE EXISTENCE. The Company shall take all steps necessary to preserve and continue its corporate existence and franchises.

            6.2 CONDUCT OF OPERATIONS. The Company shall conduct its operations in the ordinary and usual courses of business, as described in its most recent SEC Documents, and shall not take or agree to take any Material Actions except as provided in this Agreement. Any Settlement Net Proceeds received by the Company shall be applied to repayment of RSC Debt before application for any other purpose.

            6.3 PRESERVATION OF REPRESENTATIONS. The Company shall not take any action that (a) if taken on or before the date hereof, would make any of its representations and warranties in Section 5 untrue or (b) would interfere with its ability to perform its obligations under this Agreement.

            6.4 PROCURING APPROVALS. The Company shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by it from any Person in connection with the transactions contemplated by this Agreement. As soon as practicable after the date hereof, the Company shall file a preliminary Proxy Statement with the SEC and mail copies of the definitive Proxy Statement to its shareholders.

            6.5 DELIVERY OF PERIODIC REPORTS. The Company shall promptly deliver to the Investor Representative, upon release to wire services or filing under EDGAR, copies of all its press releases and SEC Documents.

            6.6 MAINTENANCE OF EXCHANGE LISTING. The Company will use its best efforts to maintain the listing of the Common Stock the AMEX and will file, on time, all reports required to be filed with the AMEX, pursuant to Section 12 of the Exchange Act. The Company will provide the Investor Representative with a copy of any correspondence or notice from the AMEX and any written response thereto promptly after receipt or transmittal.

            6.7 REGISTRATION OF REPLACEMENT OPTIONS. As soon as practicable after the date hereof, the Company shall file a registration statement on Form S-8 with the SEC to register the Common Stock issuable upon exercise of the Replacement Options for resale by the holders from time to time in reliance upon Rule 415 under the Securities Act.

            6.8 EXCLUSIVITY. Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with
Section 12, neither the Company nor any Person acting on its behalf shall initiate, encourage, solicit or agree to any offer from any Person other than the Investors regarding any merger, sale of securities, sale of assets or similar transaction involving the Company or any transaction that could be expected to impede, delay, interfere with, prevent or dilute the benefits to the Investors of the transactions contemplated hereby, unless (a) the Board determines in good faith based on written advice of its outside legal counsel that the action is necessary for the Board to comply with its fiduciary duties to shareholders under Applicable Law, (b) prior to entering into negotiations, the Board receives from that Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in Section 9.5 and
(c) prior to entering into those negotiations, the Company provides written notice to the Investor Representative that includes the terms of the proposal, the identity of the Person making the proposal and the fact that clauses (a) and
(b) of this Section 6.8 have been satisfied.

      7. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The obligations of the Company hereunder to issue and sell the Investor Shares to the Investors at the Closing and consummate the other transactions contemplated by Section 2 are subject to the satisfaction, on or before the Closing Date, of each of the conditions set forth in this Section 7.

            7.1 ACCURACY OF THE INVESTORS' REPRESENTATION AND WARRANTIES. The representations and warranties of the Investors herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

            7.2 PERFORMANCE BY THE INVESTORS. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.

      8. CONDITIONS PRECEDENT TO THE INVESTORS' OBLIGATIONS. The obligation of the Investors hereunder to acquire and pay for the Investor Shares at the Closing are subject to the satisfaction, on or before the Closing Date, of each of the conditions set forth in this Section 8. The Investors may not rely on the Company's failure to satisfy any condition set forth in this Section 8 if the failure was caused by their own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 7.

            8.1 ACCURACY OF THE COMPANY'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Company herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except for representations and warranties specifically made as of a different specified date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date (except for any conditions that have temporarily caused any representations or warranties herein to be incorrect and that have been corrected with no Material Adverse Effect).

            8.2 PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            8.3 NO INJUNCTION. No Applicable Law shall prohibit the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

            8.4 ADVERSE CHANGES. Since the filing date of the Company's most recent SEC Document prior to the Closing Date, no event or condition shall have occurred that had or would likely have a Material Adverse Effect. For purposes of this Section 8, a Material Adverse Effect shall not include any excess of less than $700,000 in (a) the Company's current liabilities as of the end of the month immediately preceding the Closing Date over (b) its current assets as of that date, adjusted by giving pro forma effect to the greater of (i) $500,000 or
(ii) any larger settlement or settlement offer received in the Wear Me Apparel Case.

            8.5 NO TRADING SUSPENSION OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, and the Common Stock shall not have been delisted from the Principal Market, nor shall the Company have received any letter or notice of any suspension or delisting.

            8.6 BOARD RECONSTITUTION. The Investor Representative shall have received (a) the written resignation of each incumbent director of the Company, executed and effective as of the Closing Date, subject to Closing hereunder, and
(b) a unanimous written consent of all incumbent directors of the Company, executed and effective as of the Closing Date, subject to Closing hereunder, (i) appointing the Investor Designees as directors of the Company to fill the vacancies created by their resignations (the "BOARD RECONSTITUTION") and (ii) resolving, in full compliance with BCL Sections 713, 912 and 913 (including the unanimous vote of the disinterested directors) and the related Charter provisions, that the

Investors shall not be deemed to be "INTERESTED SHAREHOLDERS" as defined in
Article 8 of the of the Charter or BCL Section 912.

            8.7 CONSENTS OBTAINED. The Company shall have obtained (a) any required written consents of CIT and any other Person whose consent is required to the transactions contemplated by this Agreement, including Shareholder Approval, and (b) approval from the AMEX for an additional listing of the maximum number of Investor Shares and Fee Shares, subject to official notice of issuance.

            8.8 CHARTER AMENDMENT. A certificate of amendment to the Charter shall have been filed with the Secretary of State of the State of New York implementing the Charter Amendment.

            8.9 MANAGEMENT AGREEMENT. RSC and Richard Siskind shall have executed and delivered the Management Agreement, and RSC shall have terminated the Company's license for office space at 1385 Broadway in New York City at no cost to the Company and with no contingent liabilities thereunder.

            8.10 TERMINATION AND RELEASE AGREEMENTS. Richard Siskind and each other officer and employee of the Company, whether or not currently receiving any salary from the Company, shall have executed and delivered a Termination and Release Agreement, providing for termination of all employment arrangements and release of all related obligations other than severance benefits at existing base salary rates for three months, COBRA benefits required by Applicable Law and issuance of the Replacement Options.

            8.11 REPLACEMENT OPTIONS. Each holder of an Outstanding Option shall have received a Replacement Option therefor, evidenced by an option agreement executed by the Company substantially in the form annexed to the Replacement Option Plan.

            8.12 OFFICER'S CERTIFICATE. The Investor Representative shall have received a Compliance Certificate in substantially the form of EXHIBIT E, executed by the chief executive officer of the Company as at the Closing Date.

      9.    POST-CLOSING COVENANTS.

            9.1 LITIGATION MATTERS. After the Closing, the Company shall continue to utilize Goetz Fitzpatrick Most & Bruckman, LLP as its sole counsel in the Wear Me Apparel Case, if not yet settled, and shall pay invoices of that firm for ongoing professional services, including services rendered after the Closing Date, within 30 days after the applicable invoice date. So long as any Factor Debt or RSC Debt is outstanding, the Company shall accept and implement any recommended proposal for settlement of the Wear Me Apparel Case in accordance with Section 4.2 of the Management Agreement and shall not, without the prior written consent of RSC, settle the Wear Me Apparel Case (except as provided in Section 4.2 of the Management Agreement) or any Third Party Proceeding against the Company, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein. The Company shall apply any Settlement Net Proceeds or proceeds (net of Litigation Expenses) from any judgment in the Wear Me Apparel Case (a) first to repay in full any outstanding RSC Debt, (b) second to repay in full any outstanding Factor Debt and (c) thereafter for working capital purposes. The Investors shall not, directly or indirectly through any of their Affiliates, vote their Investor Shares or any other shares of Common Stock acquired by them or take any action as officers or directors of the Company to approve, effect or facilitate any act or omission that would result in a violation of the Company's covenants in this Section 9.1.

            9.2 CONDUCT OF BUSINESS. So long as any Factor Debt or RSC Debt is outstanding, the Company shall conduct its operations in the ordinary and usual course of business. For a period of at least three years after the Closing Date, the Company shall maintain the directors and officers liability insurance policy in place on the Closing Date or a replacement policy with equivalent coverage for former officers and directors and shall pay all premiums thereon as they become due. The Investors shall not, directly or indirectly through any of their Affiliates, vote their Investor Shares or any other shares of Common Stock acquired by them or take any action as officers or directors of the Company to approve, effect or facilitate any act or omission that would result in a violation of the Company's covenants in this Section 9.2.

            9.3 STANDSTILL OBLIGATIONS. The Investors shall not vote their Investor Shares or any other shares of Common Stock acquired by them or take any action as directors of the Company to approve a merger of consolidation of the Company with, or a sale of all or substantially all the assets of the Company to any Affiliate of any of the Investors (other than a merger, consolidation or sale that does not increase the percentage ownership of Investors and their Affiliates in the surviving entity) unless (a) the effective consideration per share of Common Stock to be received by other holders of Common Stock in the transaction complies in all material respects with any applicable requirements of the BCL regarding the fairness of transactions between a corporation and any controlling stockholder, and (b) if the transaction is proposed within three years after the Closing, the consideration to be received in the transaction on an equivalent per share basis has a value that is not less than the Purchase Price. Notwithstanding the foregoing, this Section 9.3 shall not apply to any transaction that is approved by holders (other than the Investors and their Affiliates) of Common Stock representing a majority of the Common Stock (other than shares held by the Investors and their Affiliates) voted with respect to the transaction.

      10.   REGISTRATION RIGHTS.

            10.1 REGISTRATION STATEMENT FILING. As soon as practicable after the Closing, the Company shall file the Registration Statement with the SEC to register the Investor Shares and Fee Shares ("REGISTERED SHARES") for resale by the holders ("SELLING SHAREHOLDERS") from time to time in reliance upon Rule 415 under the Securities Act. The Registration Statement shall not include and Capital Shares other than the Registered Shares.

            10.2 REGISTRATION PROCEDURES AND EXPENSES. The Company shall (a) use its best efforts to cause the Registration Statement to become effective as soon as practicable after its filing, (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective until all of the Registered Shares have been sold by the Selling Shareholders, (c) furnish to the Selling Shareholders such number of copies of the Prospectus in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registered Shares, (d) file documents required for state securities or "blue sky" clearance in jurisdictions specified in writing by the Selling Shareholders and use its best efforts to cause the Registered Shares so registered to be and remain qualified thereunder where qualifications are required to permit the public sale thereof and (e) bear all expenses in connection with the procedures described in clauses (a) through (d) of this
Section 10.2, other than selling commissions and any fees and expenses of counsel or other advisers, if any, to the Investors and any other Selling Shareholders in connection with the resale of the Registered Shares. The Company will advise the Investors promptly and, if requested by the Investor Representative, will confirm the advice in writing, when it receives notice that the Registration Statement or any post-effective amendment to the Registration Statement has become effective.

            10.3 AMENDMENTS TO THE REGISTRATION STATEMENT. The Company shall advise the Investor Representative within three business days prior to filing any amendment to the Registration Statement or supplement to the Prospectus relating to the Investors. So long as, in the reasonable opinion of counsel for the Investor Representative, a Prospectus is required to be delivered in connection with sales of Registered Shares by the Investors or any dealer on their behalf, the Company shall provide the Investor Representative with a copy of each SEC Document promptly after its filing with the SEC. If any event or condition shall occur that in the judgment of the Company or in the opinion of counsel for the Investor Representative is required to be set forth in the Prospectus (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or to otherwise comply with the Securities Act or any other Applicable Law, the Company shall promptly prepare and file with the SEC an appropriate supplement or amendment thereto, and will expeditiously furnish the Investor Representative with a reasonable number of copies thereof.

            10.4 SECURITIES ACT COMPLIANCE. The Registration Statement in the form in which it becomes effective and as it may be amended when any post-effective amendment thereto become effective and the Prospectus and any supplement or amendment thereto when filed with the SEC under Rule 424(b) under the Securities Act shall complied in all material respects with the provisions of the Securities Act and shall not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this covenant shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Investors and any other Selling Shareholders furnished to the Company in writing by or on their behalf expressly for use therein.

            10.5 SALES OF REGISTERED SHARES. The Investors shall not effect any disposition of the Registered Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement.

      11.   INDEMNIFICATION.

            11.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Investors, their Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Party in connection with any Proceeding to which the Indemnified Party is, was or at any time becomes a party, arising from the Company's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

            11.2 INDEMNIFICATION BY THE INVESTOR. Each Investor shall, jointly and severally, indemnify and hold harmless the Company, its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Party in connection with any Proceeding to which the Indemnified Party is, was or at any time becomes a party, arising from the Investor's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

            11.3 NOTICE AND DEFENSE OF CLAIM. The Indemnified Party shall promptly notify the Indemnifying Party in writing of the commencement of any Third Party Proceeding for which indemnification may be claimed hereunder, PROVIDED that any failure to so notify the Indemnifying Party shall not relieve it from its obligations under this Section 11. If it receives notice of a Third Party Proceeding from the Indemnified Party, the Indemnifying Party may participate in the Proceeding at its own expense and will be entitled to assume the defense thereof with counsel of its choice unless counsel for the Indemnifying Party reasonably concludes that there would be a conflict of interest between the Indemnifying Party and the Indemnified Party that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Party assumes the defense of the Third Party Proceeding, it shall not be liable to the Indemnified Party for any Litigation Expenses subsequently incurred by it in connection with the defense thereof, except to the extent that the Indemnifying Party authorizes the Indemnified Party to engage separate counsel or the Indemnifying Party or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Party for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Party be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Party Proceeding.

            11.4 ADVANCEMENT OF EXPENSES. Upon written request by the Indemnified Party in connection with a Third Party Proceeding, the Indemnifying Party shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Party to the extent authorized under Section 11.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Party, documentation evidencing the amount of the Litigation Expenses. The Indemnified Party's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Party is not entitled to be indemnified for those Litigation Expenses under this Section 11.

            11.5 REMEDIES OF THE INDEMNIFIED PARTY. In the event that (a) advances of Litigation Expenses pursuant to Section 11.4 are not timely made,
(b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Party otherwise seeks to enforce its rights under this Section 11, the Indemnified Party shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in
Section 10.2 (an "Adjudication"). All Litigation Expenses reasonably incurred by the Indemnified Party in connection with an Adjudication shall be borne by the Indemnifying Party if the Indemnified Party is successful in the Adjudication.

            11.6 SETTLEMENT, COMPROMISE AND CONSENT. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not settle any Third Party Proceeding, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Party by all claimants from any liability therein. The Indemnifying Party shall not be liable to indemnify the Indemnified Party under this Section 11 for any amounts paid in settlement of a Third Party Proceeding effected without its written consent, which the Indemnifying Party shall not unreasonably withhold or delay.

            11.7 NONEXCLUSIVITY. The rights of the Indemnified Party under this
Section 11 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Party may be entitled under Applicable Law.

            11.8 OTHER PAYMENTS. The Indemnifying Party shall not be liable to make any payment under this Section 11 to the extent that the Indemnified Party has received payment from a third party of the amounts otherwise payable by the Indemnifying Party hereunder.

            11.9 SUBROGATION. The Indemnifying Party shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Party, and the Indemnified Party shall take all actions necessary to secure the Indemnifying Party's recovery rights and perfect its ability to enforce those rights.

      12.   TERMINATION

            12.1 INVESTOR TERMINATION EVENT. Provided that the Investors have not materially breached any of their representations, warranties, covenants or agreements contained herein, the Investor Representative may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if the Company shall have failed to satisfy in any material respect any of the conditions set forth in Section 8 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Investor Representative and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Investors.

            12.2 COMPANY TERMINATION EVENT. Provided that the Company has not materially breached any of its representations, warranties, covenants or agreements contained herein, it may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if the Investors shall have failed to satisfy in any material respect any of the conditions set forth in Section 7 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Company and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Company.

            12.3 OTHER TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby abandoned by the Parties if the Closing does not occur on or prior to the Outside Closing Date, PROVIDED that the Party seeking termination pursuant to this Section 12.3 is not in breach of its or their material representations, warranties, covenants or agreements contained in this Agreement.

            12.4 NOTICE OF TERMINATION. In the event the Company or the Investor Representative seeks to terminate this Agreement pursuant to this Section 12, it shall provide written notice thereof to the other Parties and the Escrow Agent, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any Party, subject to the provisions of Section 12.5.

            12.5 EFFECTS OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this Section 12, this Agreement shall become void and of no further force or effect, except that
(a) the Escrow Deposit shall be disbursed in accordance with the Escrow Agreements, and (b) each Party shall return all documents and other material received from or on behalf of the counter Party in connection with the transactions contemplated hereby, together with all copies thereof, whether so obtained before or after the execution hereof. All confidential information received by a Party with respect to the business of the counter Party shall be treated in accordance with the restrictions set forth in the LOI, and those restrictions shall remain in full force and effect notwithstanding any termination of this Agreement.

      13.   MISCELLANEOUS.

            13.1 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York City, New York. All Parties agree to submit to the jurisdiction of those courts and waive trial by jury. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

            13.2 ASSIGNMENT. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party, except for an assignment of an Investor's interest in this Agreement, in whole or in part, to any Affiliate of the Investor, subject to the Company's receipt of (a) prior written notice of the assignment and (b) an amendment to this Agreement, in form and substance reasonably acceptable to the Company, executed by each Investor and providing for (i) the addition of the assignee as an Investor hereunder and (ii) appropriate modifications to ANNEX A.

            13.3 BINDING EFFECT. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Party and its successors and permitted assigns.

            13.4 NO THIRD-PARTY BENEFICIARIES. This Agreement and the Related Agreements are for the sole benefit of the Parties hereto and the signatories thereto, and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder or thereunder.

            13.5 AMENDMENT. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

            13.6 NOTICES. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

      IF TO THE INVESTOR REPRESENTATIVE:

          Alpha Omega Group, Inc.
          350 Bedford Street - Suite 307
          Stamford, CT 06901

          Attention: ___________________


      IF TO THE COMPANY:

         Stage II Apparel Corp.
         1385 Broadway - 24th Floor
         New York, NY 10018

         Attention: Richard Siskind,
                    President and Chief Executive Officer

            13.7 FEES AND EXPENSES. Except as provided in Sections 2.7 and 12.5, each Party shall pay its own expenses in connection with the transactions contemplated by this Agreement.

            13.8 BROKERAGE. Each Party represents to the other Party that it has had no dealings in connection with this transaction with any finder or broker entitled to payment of any fee or commission from the other Party except as set forth in Section 2.7.

            13.9 PUBLICITY. Except as required by Applicable Law, neither the Company nor any Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Investor Representative, in the case of a statement or announcement by the Company, or the Company, in the case of a statement or announcement by any Investor, which shall not be unreasonably withheld, conditioned or delayed in either case.

            13.10 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, together with the confidentiality provisions of the LOI, sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between or among the Parties, both oral and written, relating to the subject matter hereof.

            13.11 SEVERABILITY. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision, severance of which shall not affect the validity or enforceability of any other provision of this Agreement.

            13.12 WAIVER OF PROVISIONS. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

            13.13 CAPTIONS. The headings and captions in this Agreement and in the Schedules and Exhibits are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

            13.14 COUNTERPARTS. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                      STAGE II APPAREL CORP.


                                      By:___________________________________
                                         Richard Siskind,
                                         President and Chief Executive Officer



                                      ALPHA OMEGA GROUP, INC.


                                      By:___________________________________
                                         Name:
                                         Title:

                                                                         ANNEX A

                                  INVESTOR LIST


                                JURISDICTION OF ORGANIZATION INVESTOR
NAME AND ADDRESS OF INVESTOR            PRIMARY RESIDENCE               PERCENTAGE
----------------------------    -------------------------------------   ----------

Alpha Omega Group, Inc.               Connecticut                          100%
350 Bedford Street - Suite 307
Stamford, CT 06901










                               INVESTOR DESIGNEES


NAME AND ADDRESS OF                 BIOGRAPHICAL INFORMATION FOR USE BY THE COMPANY IN
INVESTOR DESIGNEE                   THE PROXY STATEMENT
-------------------                 --------------------------------------------------

[To be added]

                      SCHEDULES TO STOCK PURCHASE AGREEMENT


      Capitalized terms used and not otherwise defined in these Schedules have the respective meanings ascribed to them in the attached Stock Purchase Agreement dated as of August 23, 2001 between Stage II Apparel Corp. and the Investors listed therein.

SCHEDULE 4.2.

PROXY STATEMENT MATTERS FOR SHAREHOLDER APPROVAL

      1.    Issuance of the Investor Shares in accordance with AMEX Rule 341;

      2. Charter Amendment increasing its authorized Common Stock from 9 million shares to 100 million shares;

      3.    Issuance of Replacement Options pursuant to Replacement Option Plan;
            and

      4. Effective as of the Closing Date and subject to the Closing, amendment to the Charter changing the Company's name as determined by the Investor Representative.

PROXY STATEMENT MATTER FOR NOTICE TO SHAREHOLDERS

      Board Reconstitution pursuant to Rule 14f-1 under the Exchange Act


SCHEDULE 4.3.

DERIVATIVE SECURITIES


                                                                  COMMON STOCK
                                            EXERCISE              ISSUABLE UPON
DERIVATIVE INSTRUMENTS                        PRICE                 EXERCISE
----------------------                      --------              --------------
Stock Options issued under the Option Plans:
  1994 and 1998 ISO Plans.................   $.30 - $1.00            1,106,000
  1998 NSO Plan...........................       $.75                  900,000
  1998 Mirror Option Plan(1)..............   $.50 - $1.50            1,476,000
Other Derivative Securities...............        N/A                      ---
                                                                     ---------

  TOTAL DERIVATIVE SECURITIES                                        3,392,000
                                                                     =========

----------

   (1) Subject to exercise of Founder Options (as defined in the Plan)


REGISTRATION OF CAPITAL SHARES

      The Company has filed a registration statement on Form S-8 (Reg. No. 333-31684) covering the resale of Common Stock issuable under the Option Plans.

SCHEDULE 4.11.

TRADEMARKS

      1. Trademark for MAIN EVENT, Registration No. 1,233,642

      2. Trademark for PRO TOUR, Registration No. 1,133,121

      3. Trademark for TIMBER RUN, Registration No. 1,207,349

      4. Trademark for CROSS COLOURS, Registration No. __________.


LICENSES

      The Company has an exclusive license acquired in August 1999 to use the STANLEY BLACKER trademark for men's activewear, swimwear, jeans, sleepwear and loungewear, as well as various categories of accessories. The Company is currently in negotiations for termination of the license at an estimated cost not to exceed $30,000.


SCHEDULE 4.12.

MATERIAL ADVERSE CHANGE

None


SCHEDULE 4.15.

LITIGATION

      In February 2001, the Company brought an action in New York County Supreme Court against Wear Me Apparel Corp. for unpaid royalties aggregating in excess of $1.5 million under a license agreement entered with Stage II in October 1999. The agreement provided an exclusive license to the Kid's Headquarters division of Wear Me Apparel for manufacturing and distribution of boys' sportswear lines under the CROSS COLOURS trademark, with a scheduled launch for the Fall 2000 season. The licensee filed counterclaims seeking the return of an initial $100,000 payment under the agreement, and the Company filed an answer denying any liability and interposing various affirmative defenses.

      The Company was joined as a party in JAY KOSLOW V. STAGE II APPAREL CORP. AND TOWNSLEY LTD., which was originally filed in June 1995 in the Supreme Court of the State of New York, County of New York, under Index No. 118726/95, seeking collection of sales commissions allegedly due from Townsley, Ltd., which was subsequently acquired by the Company. Pursuant to an order dated January 30, 1998, the complaint was amended to substitute Jay Koslow, an individual, as plaintiff, and on July 10, 1998, the Company answered the amended complaint, denying liability and asserting several affirmative of defenses. Some discovery has taken place in this case, but no trial date has been set.

      The Company is a party to an action entitled HELLER HOROWITZ AND FEIT, P.C. V. STAGE II APPAREL CORP., filed in New York County Supreme Court under Index No. 605792/97 in 1997. This is an action for legal fees by the plaintiff, a law firm, for approximately $11,000.00. The Company has filed an answer denying any liability to the plaintiff.

      The Company is a party to an action entitled LINMARK V. STAGE II APPAREL CORP., filed in New York County Supreme Court under Index No. 600970/00 in 2000, seeking sales commissions allegedly due a former sales representative located in Hong Kong in the amount of $141,000.00. The Company has filed an answer and counterclaim denying any liability to the plaintiff and seeking damages under its counterclaim in excess of the amount claimed by the plaintiff.

                                                                       EXHIBIT A

                            FORM OF ESCROW AGREEMENT

      This ESCROW AGREEMENT is entered into as of the 23rd day of August, 2001 by and among STAGE II APPAREL CORP., a New York corporation (the "COMPANY"), ALPHA OMEGA GROUP, INC., a Connecticut corporation (the "INVESTOR
REPRESENTATIVE"), and GOETZ, FITZPATRICK, MOST & BRUCKMAN, LLP, a New York limited liability partnership, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

      A. The Company and the Investor Representative are parties to Stock Purchase Agreement of even dated herewith (the "SPA") providing, among other things, for the Company's issuance to the investors named therein (the "INVESTORS") of common stock representing a controlling interest in the Company (the "INVESTOR SHARES").

      B. To induce the Company to enter into the SPA, the Investors have agreed to deposit $200,000 with the Escrow Agent (the "ESCROW Deposit") to be held and disbursed in accordance with the terms set forth in this Agreement.

      Accordingly, the parties hereby agree as follows:

                                    AGREEMENT

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

      "AGREEMENT" means this Escrow Agreement, as amended from time to time.

      "APPLICABLE LAW" means, with respect to a Party, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any federal, state, local or foreign governmental or legislative body, or any notice of a decision, finding or action by any federal, state, local or foreign governmental agency, court or other administrative body, in each case to the extent it has become effective, binding on the Party, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

      "CLOSING" means the closing of the offering and sale of the Investor Shares pursuant to Section 2 of the SPA.

       "CLOSING DATE," "CLOSING NOTICE" and "OUTSIDE CLOSING DATE" have the respective meanings set forth in Section 4.

      "COMPANY" means Stage II Apparel Corp., a New York corporation, and its successors and permitted assigns.

      "ESCROW AGENT" means Goetz, Fitzpatrick, Most & Bruckman, LLP, a New York limited liability partnership, and its successors and permitted assigns.

      "INVESTOR REPRESENTATIVE" means Alpha Omega Group, Inc., a Connecticut corporation, and its successors and permitted assigns.

       "INVESTORS" and "INVESTOR SHARES" have the respective meanings set forth in Recital A.

      "PARTY" means the Company, the Investor Representative, the Escrow Agent and their respective successors or permitted assigns.

      "PERSON" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PRINCIPAL PARTY" means each of the Company and the Investor
Representative.

      "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

      "SPA" has the meaning set forth in Recital A.

            1.2 CONSTRUCTION. Unless otherwise expressly provided herein, all references to Recitals or Sections refer to the corresponding recitals or sections of this Agreement.

      2. APPOINTMENT OF ESCROW AGENT. The Principal Parties hereby appoint the Escrow Agent to serve as escrow agent in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts the appointment.

      3. DELIVERY OF ESCROW DEPOSIT. On the date hereof, the Investor Representative will deliver to the Escrow Agent a certified or bank check in the amount of the Escrow Deposit. The Escrow Agent will hold the proceeds therefrom in a segregated escrow account at a money center bank in New York City and will not provide any Person with access thereto unless specifically authorized hereunder.

      4. DISTRIBUTION OF ESCROW DEPOSIT AT CLOSING. If the Escrow Agent receives from the Investor Representative, on or before November 30, 2001 (the "OUTSIDE CLOSING DATE"), a written notice addressed to the Company and the Escrow Agent (the "CLOSING NOTICE") setting forth, among other things, the date of the Closing (the "CLOSING DATE"), the Escrow Agent will disburse the Escrow Deposit to the Company at the Closing in immediately available funds.

      5.    DISTRIBUTION OF ESCROW DEPOSIT UPON TERMINATION.

            5.1 TERMINATION UNDER SECTION 12.1 OF THE SPA. If the Escrow Agent receives from the Investor Representative, on or before the Outside Closing Date, a written notice addressed to the Company and the Escrow Agent, certifying that the Investors have not materially breached any of their representations, warranties, covenants or agreements contained in the SPA and stating its election to terminate the SPA in accordance with Section 12.1 thereof, then the Escrow Agent will disburse the Escrow Deposit to the Investor Representative five (5) business days thereafter, PROVIDED no notice is theretofore received from the Company objecting to Investor Representative's right to termination the SPA pursuant to Section 12.1 thereof.

            5.2 TERMINATION UNDER SECTION 12.2 OF THE SPA. If the Escrow Agent receives from the Company, on or before the Outside Closing Date, a written notice addressed to the Investor Representative and the Escrow Agent, certifying that the Company has not materially breached any of its representations, warranties, covenants or agreements contained in the SPA and stating its election to terminate the SPA in accordance with Section 12.2 thereof, then the Escrow Agent will disburse the Escrow Deposit to the Company five (5) business days thereafter, PROVIDED no notice is theretofore received from the Investor Representative objecting to Company's right to termination the SPA pursuant to
Section 12.2 thereof.

            5.3 TERMINATION UNDER SECTION 12.3 OF THE SPA. If the Escrow Agent receives from a Principal Party, after the Outside Closing Date, a written notice addressed to the other Principal Party and the Escrow Agent, certifying that it (and the other Investors if the notice is from the Investor Representative) has not materially breached any of its (or their) representations, warranties, covenants or agreements contained in the SPA and stating its election to terminate the SPA in accordance with Section 12.3 thereof, then the Escrow Agent will disburse the Escrow Deposit to the notifying Party five (5) business days thereafter, PROVIDED no notice is theretofore received from the other Principal Party objecting to notifying Party's right to termination the SPA pursuant to Section 12.3 thereof.

      6. FEES. As consideration for its services as Escrow Agent hereunder, each of the Company and the Investor Representative will pay the Escrow Agent an administration fee of $______, payable in advance upon the execution hereof.

      7. RIGHTS AND OBLIGATIONS OF THE ESCROW AGENT. The Escrow Agent shall have the following rights, privileges, obligations and immunities hereunder:

            7.1 EXCULPATION. The Escrow Agent shall have no responsibility except for the deposit and distribution of the Escrow Deposit in accordance with the terms of this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement, except as a result of its gross negligence or willful misconduct.

            7.2 DISPUTE RESOLUTION. If any question, dispute or disagreement arises among the Principal Parties with respect to the disbursement of the Escrow Deposit or the interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent shall have the right at its discretion to do either or both of the following:

                  (i) withhold or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent, that the question, dispute or disagreement had been resolved; or

                  (ii) file a suit in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement, the Escrow Agent shall be entitled to recover its attorneys' fees and costs in accordance with Section 8.

            7.3 RELIANCE ON COUNSEL. The Escrow Agent may consult with counsel of its own choice and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel, which shall not be counsel for any of the Principal Parties.

            7.4 RELIANCE ON INSTRUMENTS. The Escrow Agent shall be obligated only for the performance of the duties specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

      8. INDEMNIFICATION. To the fullest extent permitted by Applicable Law, each Principal Party will indemnify and hold harmless the Escrow Agent and its shareholders, directors, officers, employees and agents from and against any and all judgments, penalties, fines and amounts paid in settlement (including any interest assessments or other charges payable in connection therewith), and all reasonable expenses, including attorneys' fees, incurred in the absence of gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with the performance of its duties hereunder. This covenant shall survive the termination of this Agreement.

      9. RESIGNATION. The Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to the Principal Parties. In the event of the Escrow Agent's resignation, and prior to the effective date thereof, the Principal Parties will designate, by written notice to Escrow Agent, a successor agent to assume the responsibilities of Escrow Agent under this Agreement, and Escrow Agent shall immediately deliver to the successor escrow agent all copies of the source code held hereunder. If the Principal Parties fail to designate a successor escrow agent within the foregoing time period, the Escrow Agent may deliver the Escrow Deposit held by it into the registry of any court having jurisdiction.

      10. TERM; TERMINATION. The term of this Agreement shall commence on the date hereof and terminate upon disbursement of the Escrow Deposit in accordance with the terms hereof.

      11.   MISCELLANEOUS.

            11.1 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

            11.2 ASSIGNMENT. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the other Parties.

            11.3 BINDING EFFECT. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Party and its successors and permitted assigns.

            11.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties, and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder or thereunder.

            11.5 AMENDMENT. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

            11.6 NOTICES. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

      IF TO THE INVESTOR REPRESENTATIVE:

          Alpha Omega Group, Inc.
          350 Bedford Street - Suite 307
          Stamford, CT 06901

          Attention: ___________________


      IF TO THE COMPANY:

         Stage II Apparel Corp.
         1385 Broadway - 24th Floor
         New York, NY 10018

         Attention:  Richard Siskind,
                     President and Chief Executive Officer


      IF TO THE ESCROW AGENT:

          Goetz, Fitzpatrick, Most & Bruckman, LLP
          One Penn Plaza
          New York, NY 10019
          Attention:  Barry Fertel, Esq.


            11.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings among the Parties, both oral and written, relating to the subject matter hereof.

            11.8 SEVERABILITY. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision, severance of which shall not affect the validity or enforceability of any other provision of this Agreement.

            11.9 WAIVER OF PROVISIONS. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

            11.10 CAPTIONS. The headings and captions in this Agreement are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

            11.12 COUNTERPARTS. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                        STAGE II APPAREL CORP.


                                        By:___________________________________
                                           Richard Siskind,
                                           President and Chief Executive Officer



                                        ALPHA OMEGA GROUP, INC.


                                        By:___________________________________
                                           Name:
                                           Title:


                                        GOETZ, FITZPATRICK, MOST &
                                          BRUCKMAN, LLP


                                        By:___________________________________
                                           Name:
                                           Title:



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

                                                                       EXHIBIT B

                          FORM OF MANAGEMENT AGREEMENT

      This MANAGEMENT AGREEMENT is entered into as of the __ day of ______, 2001 (the "EFFECTIVE DATE") by and among STAGE II APPAREL CORP., a New York corporation (the "COMPANY"), R. SISKIND AND COMPANY, INC., a New York corporation ("RSC"), and Richard Siskind ("RS").

                                    RECITALS

      A. RS is a controlling shareholder, director and the chief executive officer of the Company and is the principal shareholder of RSC.

      B. At the direction of RS, RSC has provided various accommodations to the Company, including advances aggregating $[403,000] (the "RSC DEBT"), apparel inventory sale services from RSC personnel ("INVENTORY SERVICES") and use of the showroom space within the RSC offices at 1385 Broadway, New York, New York allocated to the Company's operations as of the Effective Date ("LICENSED SPACE").

      C. The Company is a party to Stock Purchase Agreement dated as of August 23, 2001 with the investors named therein (the "SPA") providing, among other things, for a change in control, management and location of the Company (the "REDIRECTION").

      D. In connection with the closing of the transactions contemplated by the SPA (the "CLOSING"), the parties desire to implement applicable provisions of the SPA relating to the Redirection, restructure the RSC Debt and to provide for transitional services from RS on the terms and conditions set forth in this Agreement.

      Accordingly, the parties hereby agree as follows:

                                    AGREEMENT

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

      "ADJUDICATION" has the meaning set forth in Section 7.4.

      "AFFILIATE" has the meaning set forth in Rule 405 under the Securities
Act.

      "AGREEMENT" means this Management Agreement, as amended from time to time.

      "APPLICABLE LAW" means, with respect to a Party, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any federal, state, local or foreign governmental or legislative body, or any notice of a decision, finding or action by any federal, state, local or foreign governmental agency, court or other administrative body, in each case to the extent it has become effective, binding on the Party, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

      "BOARD" means the board of directors of the Company.

      "CIT" means CIT Group/Commercial Services, Inc. and its successors and assigns.

      "CLOSING" has the meaning set forth in Recital D.

      "COMPANY" means Stage II Apparel Corp., a New York corporation, and its successors and permitted assigns.

      "CONTROL PERSON" means any Person who controls or is controlled (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) by a Party.

      "CREDIT FACILITY" means the factoring, letter of credit and loan facility provided to the Company by CIT under agreements dated as of May 11, 1998, as amended.

      "EFFECTIVE DATE" means the date first set forth above.

      "FACTOR DEBT" means the indebtedness of the Company to CIT under the Credit Facility with the CIT Group/Commercial Services, Inc.

      "INDEMNIFIED PARTY" means a Person claiming indemnification under Section
7.

      "INDEMNIFYING PARTY" means a Party against which a claim for indemnification is asserted under Section 7.

      "INFORMATION" has the meaning set forth in Section 6.1

      "INVENTORY SERVICES" has the meaning set forth in Recital B, as amplified in Section 3.

      "LIABILITIES" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

      "LICENSED SPACE" has the meaning set forth in Recital B.

      "LICENSE TERM" has the meaning set forth in Section 2.1.

      "LITIGATION EXPENSES" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

      "PARTY" means the Company, RSC, RS and their respective successors, personal representatives or permitted assigns.

      "PERSON" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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

      "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

      "REDIRECTION" has the meaning set forth in Recital C.

      "RS" means Richard Siskind.

      "RSC" means R. Siskind and Company, Inc., a New York corporation, and its successors and permitted assigns.

      "RSC DEBT" has the meaning set forth in Recital B and is evidenced by a promissory note of the Company dated May __, 2001, bearing interest at the rate of 8% per annum.

      "RS GUARANTY" means the Guaranty dated as of May 11, 1998 issued by RS to CIT with respect to a portion of the Company's indebtedness under the Credit Facility.

      "SETTLEMENT NET PROCEEDS" means payments received by the Company pursuant to any settlement of the Wear Me Apparel Case, net of all Litigation Expenses payable by the Company in connection therewith.

      "THIRD PARTY PROCEEDING" means and Proceeding first threatened or initiated after the Effective date by a Person other than a Party or derivatively on behalf of a Party.

      "WEAR ME APPAREL CASE" means the Company's pending Proceeding against Wear Me Apparel Corp. for collection of unpaid royalties, described in Schedule 4.13 to the SPA.

            1.2 CONSTRUCTION. Unless otherwise expressly provided herein, all references to Recitals or Sections refer to the corresponding recitals or sections of this Agreement.

      2.    LICENSED SPACE.

            2.1 TRANSITIONAL LICENSE. To facilitate the Redirection, RSC hereby grants the Company a license to use the Licensed Space for transitional showroom space, pending its relocation, for a term (the "LICENSE TERM") commencing on the Effective Date and ending on the earlier of (a) five months thereafter or (b) the sale and shipment of all or substantially all the Company's apparel inventory in place as of the Effective Date. The Company shall have no fixed license fee or rent obligation to RSC for the license granted hereunder, but shall reimburse RSC upon invoicing for all allocable out-of pocket expenses incurred by RSC for the Company's account in connection with the Licensed Space, including telephone and electricity charges.

            2.2 ACCEPTANCE. The Company accepts the License Space "as is" in its condition and state of repair as of the Effective Date, and RSC shall have no obligation to perform or pay or any work on the Licensed Space for continued use by the Company.

            2.3 COVENANTS OF THE COMPANY. The Company shall keep and maintain the Licensed Space in good order and refrain from disturbing any other tenants, licensees or occupants by its use of the Licensed Space. Upon the expiration of the License Term or prior relocation by the Company, its shall vacate and surrender the Licensed Space to RSC in the same condition and state of repair as on the Effective Date. The Company shall comply with building regulations and Applicable Law in its use of


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

the Licensed Space and shall indemnify RSC and hold it harmless from and against any Liabilities and Litigation Expenses arising from any breach of its covenants in this Section 2.3.

            2.4 RELEASE OF PRIOR OBLIGATIONS. RSC hereby releases, acquits and forever discharges the Company from and against any and all claims, obligations or other liabilities of any kind or character arising from or in any way connected with or related to the Company's use of the Licensed Space prior to the Effective Date.

      3.    INVENTORY SERVICES.

            3.1 SCOPE OF SERVICES. During the License Term, RSC shall provide the Company with continuing Inventory Services from RSC personnel, at no cost to the Company except as provided in Section 3.3, with a view to assisting the Company sell its apparel inventory in place as of the Effective Date by the end of the License Term and repay outstanding Factor Debt with proceeds of those sales.

            3.2 INVENTORY CONTROLS AND RECORDKEEPING. RSC's administrative personnel assigned to the Inventory Services hereunder shall (a) assist the Company maintain its existing system of internal controls sufficient to provide reasonable assurances that all transactions involving Inventory Services are executed in accordance with prior practices and (b) record all transactions involving Inventory Services on the Company's books of account as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles consistently applied.

            3.3 COVENANTS OF THE COMPANY. The Company shall reimburse RSC upon invoicing for all allocable out-of pocket expenses incurred by RSC for the Company's account in connection with the Inventory Services, including shipping and warehousing charges and sales commissions.

      4.    SERVICES OF RS; RSC DEBT RESTRUCTURING.

            4.1 INVENTORY MANAGEMENT. During the License Term, RS shall supervise RSC personnel assigned to perform Inventory Services and shall use his best efforts to maximize the Company's net sales from the sale of its apparel inventory in place as of the Effective Date.

            4.2 LITIGATION MANAGEMENT. During the License Term and thereafter so long as the Wear Me Apparel Case is pending, the Company shall continue to utilize Goetz Fitzpatrick Most & Bruckman, LLP as its sole counsel therein and shall pay invoices of that firm for ongoing professional services within 30 days after the applicable invoice date. Except as provided in the last sentence of this Section 4.2, during the License Term and thereafter so long as the Wear Me Apparel Case is pending, (a) RS shall have sole and complete control over the management and conduct of the Wear Me Apparel Case, including any settlement negotiations, and (b) the Company (i) shall accept and implement any proposal recommended by RS for settlement of the Wear Me Apparel Case, (ii) shall not, without the prior written consent of RSC, settle the Wear Me Apparel Case or any Third Party Proceeding against the Company, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein, and
(iii) shall permit RS to participate in any negotiations for settlement of the Third Party Proceedings to which the Company is a party as of the Effective Date. RCS shall consent to any proposal for settlement of the Wear Me Apparel Case providing for Settlement Net Proceeds sufficient to repay in full all Factor Debt and RSC Debt then outstanding, and RS shall relinquish control over the management and conduct of the Wear Me Apparel Case upon implementation of settlement agreement to the foregoing effect.

            4.3 OTHER TRANSITIONAL MATTERS. During the License Term, RS shall confer and cooperate with the Company's management to assist it in resolving any other transitional matters arising in


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connection with the Redirection. During the first 12 months after the Effective
Date, provided the Company has not breached any of its covenants in this Agreement and the SPA, RS shall not offer to sell or sell any of his shares of Common Stock.

            4.4 NATURE AND SCOPE OF RS SERVICES. During the License Term, RS shall have the right to retain the office and authority of President of the Company pending the sale of all or substantially all the Company's apparel inventory in place as of the Effective Date, whereupon the relationship of RS with the Company shall automatically change from an employment to a consulting relationship. The Company acknowledges that, in either capacity, RS shall devote to the services contemplated by this Section 4 only the time he determines to be reasonably necessary to fulfill his undertakings herein, and nothing in this Agreement shall prohibit RS from devoting a substantial portion of his professional time to the operations of RSC throughout the License Term.

            4.5 SALARY, FEES AND EXPENSES. In consideration for RS's services hereunder, the Company shall (a) pay RS, for the same period as the License Term or, if longer, a period of three months after the Effective Date installments of base salary or consulting fees, as the case may be, at the rate of $16,667 per month, payable weekly in arrears, and (b) reimburse RS, upon presentation of documentation adequate to establish deductibility of expenses for federal income tax purposes, for all travel and related expenses reasonably incurred in connection with those services.

            4.6 RSC Debt Restructuring. To accommodate the Redirection, RSC hereby agrees to limit its recourse for repayment of the RSC Debt to Settlement Net Proceeds or, in the event the Wear Me Apparel Case proceeds to trial, to the Company's proceeds (net of Litigation Expenses) from any judgment in the Wear Me Apparel Case. The Company's promissory note evidencing the RSC Debt is hereby amended accordingly.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce RS and RSC to enter into this Agreement and perform their respective undertakings herein, the Company covenants and agrees or represents and warrants as follows:

            5.1 PURCHASE ORDERS. So long as the RS Guaranty or any RSC Debt is outstanding, the Company shall not sell any of its apparel inventory in place as of the Effective Date without prior consultation with RS or prior consent of RSC.

            5.2 LITIGATION MATTERS. After the Closing, the Company shall continue to utilize Goetz Fitzpatrick Most & Bruckman, LLP as its sole trial counsel in the Wear Me Apparel Case and shall pay invoices of that firm for ongoing professional services in a timely manner. So long as the RS Guaranty or any RSC Debt is outstanding, the Company shall accept and implement any recommended proposal for settlement of the Wear Me Apparel Case in accordance with Section 4.2 and shall not, without the prior written consent of RSC, settle the Wear Me Apparel Case or any Third Party Proceeding against the Company, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein. The Company shall apply any Settlement Net Proceeds or proceeds from any judgment in the Wear Me Apparel Case (a) first to repay in full all outstanding RSC Debt and (b) second to repay in full any outstanding Factor Debt.

            5.3 SPA PERFORMANCE ACTIONS. The Company shall timely and fully perform all of its undertakings in the SPA required to be performed after the Effective Date.

            5.4 REMEDIES. The Company acknowledges that damages at law will be an insufficient remedy in the event that it violates the terms of this Section 5 and that the other Parties may apply for and


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obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of the Company's undertakings and covenants contained herein.

            5.5 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to RS and RSC that (a) its execution and delivery of this Agreement and performance of its undertakings herein have been duly authorized by all necessary corporate action, (b) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application, and (c) the execution, delivery and performance of this Agreement by the Company do not and will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement to which the Company is a party, or (iii) result in a violation of any Applicable Law.

      6.    CONFIDENTIAL INFORMATION.

            6.1 INFORMATION. RS and RSC acknowledge that their performance of this Agreement will entail confidential affairs of the Company that may include information about its costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications, as well as other business affairs and methods not generally available to the public (collectively, "INFORMATION"). For purposes of this Agreement, Information shall not include information that (a) is in the public domain at the time of disclosure to the recipient, (b) become becomes part of the public domain after disclosure to the recipient through no fault, act or failure to act, error or breach of this Agreement by the recipient, (c) is known to the recipient at the time of disclosure, or (d) is required by Applicable Law to be disclosed to any court or other governmental body, PROVIDED that the recipient shall notify the Company thereof to provide or afford it the opportunity to obtain a protective order or other relief.

            6.2 PROTECTION OF INFORMATION. RS and RSC each agree that it (a) shall keep all Information strictly confidential, (b) shall not disclose any Information to any employees or agents of RSC, other than those who have a need to know and are subject to confidentiality obligations substantially similar to those provided herein, (c) shall not disclose any Information to anyone other than the foregoing employees and agents, except with the Company's prior written consent, and (d) shall not use any Information, directly or indirectly, for his or its own benefit or the benefit of any Affiliate.

            6.3 REMEDIES. RS and RSC each acknowledge that damages at law will be an insufficient remedy in the event that he or it violates the terms of this
Section 6 and that the Company may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of their undertakings and covenants contained herein.

      7.    INDEMNIFICATION.

            7.1 INDEMNIFICATION BY THE COMPANY. Except to the extent attributable to the willful misconduct or gross negligence of RS or RSC, the Company shall indemnify RS, RSC, their Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Party in connection with any Proceeding to which the Indemnified Party is, was or at any time becomes a party by reason of the Inventory Services or other services contemplated hereby, provided the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company in the performance of those services.


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

            7.2 NOTICE AND DEFENSE OF CLAIM. The Indemnified Party shall promptly notify the Indemnifying Party in writing of the commencement of any Third Party Proceeding for which indemnification may be claimed hereunder, PROVIDED that any failure to so notify the Indemnifying Party shall not relieve it from its obligations under this Section 7. If it receives notice of a Third Party Proceeding from the Indemnified Party, the Indemnifying Party may participate in the Proceeding at its own expense and will be entitled to assume the defense thereof with counsel of its choice unless counsel for the Indemnifying Party reasonably concludes that there would be a conflict of interest between the Indemnifying Party and the Indemnified Party that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Party assumes the defense of the Third Party Proceeding, it shall not be liable to the Indemnified Party for any Litigation Expenses subsequently incurred by it in connection with the defense thereof, except to the extent that the Indemnifying Party authorizes the Indemnified Party to engage separate counsel or the Indemnifying Party or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Party for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Party be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Party Proceeding.

            7.3 ADVANCEMENT OF EXPENSES. Upon written request by the Indemnified Party in connection with a Third Party Proceeding, the Indemnifying Party shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Party to the extent authorized under Section 7.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Party, documentation evidencing the amount of the Litigation Expenses. The Indemnified Party's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Party is not entitled to be indemnified for those Litigation Expenses under this Section 7.

            7.4 REMEDIES OF THE INDEMNIFIED PARTY. In the event that (a) advances of Litigation Expenses pursuant to Section 7.4 are not timely made, (b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Party otherwise seeks to enforce its rights under this Section 7, the Indemnified Party shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in
Section 9.2 (an "ADJUDICATION"). All Litigation Expenses reasonably incurred by the Indemnified Party in connection with an Adjudication shall be borne by the Indemnifying Party if the Indemnified Party is successful in the Adjudication.

            7.5 SETTLEMENT, COMPROMISE AND CONSENT. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not settle any Third Party Proceeding, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Party by all claimants from any liability therein. The Indemnifying Party shall not be liable to indemnify the Indemnified Party under this Section 7 for any amounts paid in settlement of a Third Party Proceeding effected without its written consent, which the Indemnifying Party shall not unreasonably withhold or delay.

            7.6 NONEXCLUSIVITY. The rights of the Indemnified Party under this
Section 7 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Party may be entitled under Applicable Law.


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

            7.7 OTHER PAYMENTS. The Indemnifying Party shall not be liable to make any payment under this Section 7 to the extent that the Indemnified Party has received payment from a third party of the amounts otherwise payable by the Indemnifying Party hereunder.

            7.8 SUBROGATION. The Indemnifying Party shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Party, and the Indemnified Party shall take all actions necessary to secure the Indemnifying Party's recovery rights and perfect its ability to enforce those rights.

      8. TERMINATION. If a Party fails to perform any of his or its covenants or obligations hereunder and the failure continues uncured for more than ten days after written notice thereof from the counter Party, specifying its objections in reasonable detail, the counterparty may terminate this Agreement upon written notice to the other Parties, PROVIDED the expiration or termination of this Agreement shall not affect the obligations of the Parties under Sections 2.3, 5, 6, or 7 and shall not subject any Party to liability for (a) compensation, expense reimbursement or damages for any matter except as provided therein or (b) special, indirect, incidental or consequential damages of any nature.

      9.    MISCELLANEOUS.

            9.1 INDEPENDENT CONTRACTORS. Each Party shall act as an independent contractor hereunder, with sole responsibility for its own operations, personnel and operating expenses, except as otherwise provided in Section 4.4. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between or among the Parties, and no Party shall take any action or make any representation inconsistent with the foregoing.

            9.2 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York City, New York. All Parties agree to submit to the jurisdiction of those courts and waive trial by jury. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

            9.3 ASSIGNMENT. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party.

            9.4 BINDING EFFECT. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Party and its successors or personal representatives and permitted assigns.

            9.5 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties hereto, and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder or thereunder.

            9.6 AMENDMENT. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

            9.7 NOTICES. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by


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

registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

      IF TO THE COMPANY:

         Stage II Apparel Corp.
         1385 Broadway - 24th Floor
         New York, NY 10018

         Attention: ________________

      IF TO RS OR RSC:

         R. Siskind and Company, Inc.
         1385 Broadway - 24th Floor
         New York, NY 10018

         Attention: Richard Siskind,
                    President and Chief Executive Officer

            9.8 ENTIRE AGREEMENT. This Agreement, together with provisions of the SPA referred to herein, sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, relating to the subject matter hereof.

            9.9 WAIVER OF PROVISIONS. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

            9.10 CAPTIONS. The headings and captions in this Agreement are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

            9.11 COUNTERPARTS. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.



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

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                          STAGE II APPAREL CORP.


                                          By:___________________________________
                                             Name:
                                             Title:



                                          R. SISKIND AND COMPANY, INC.


                                          By:___________________________________
                                             Richard Siskind,
                                             President




                                          --------------------------------------
                                          RICHARD SISKIND

                                                                       EXHIBIT C


                         FORM OF 2001 STOCK OPTION PLAN



                                  [To be added]

                                                                       EXHIBIT D


                    FORM OF TERMINATION AND RELEASE AGREEMENT


      This TERMINATION AND RELEASE AGREEMENT is entered into as of the __ day of ______, 2001 (the "EFFECTIVE DATE") by and among STAGE II APPAREL CORP., a New York corporation (the "COMPANY"), and the undersigned employee of the Company (the "EMPLOYEE").

                                    RECITALS

      A. The Employee is an employee of R. Siskind and Company, Inc., a New York corporation ("RSC"), which has arranged for the Employee's services to the Company on a part-time basis (the "EMPLOYMENT").

      B. The Company is a party to Stock Purchase Agreement dated as of August 23, 2001 with the investors named therein (the "SPA") providing, among other things, for a change in control, management and location of the Company.

      C. In connection with the closing of the transactions contemplated by the SPA (the "CLOSING"), the parties desire to implement applicable provisions of the SPA relating to the Redirection and to provide for termination of the Employment and related matters on the terms and conditions set forth in this Agreement.

      Accordingly, the parties hereby agree as follows:

                                    AGREEMENT


      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

      "ADJUDICATION" has the meaning set forth in Section 10.5.

      "AFFILIATE" has the meaning set forth in Rule 405 under the Securities
Act.

      "AGREEMENT" means this Termination and Release Agreement, as amended from time to time.

      "APPLICABLE LAW" means, with respect to a Party, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any federal, state, local or foreign governmental or legislative body, or any notice of a decision, finding or action by any federal, state, local or foreign governmental agency, court or other administrative body, in each case to the extent it has become effective, binding on the Party, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

      "BOARD" means the board of directors of the Company.

      "CLOSING" has the meaning set forth in Recital C.


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

      "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

      "COMPANY" means Stage II Apparel Corp., a New York corporation, and its successors and permitted assigns.

      "EMPLOYEE" means the undersigned individual and his or her personal representatives.

      "CONTROL PERSON" means any Person who controls or is controlled (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) by a Party.

      "EFFECTIVE DATE" means the date first set forth above.

      "EMPLOYMENT" has the meaning set forth in Recital A.

      "INDEMNIFIED PARTY" means a Person claiming indemnification under Section 10.

      "INDEMNIFYING PARTY" means a Party against which a claim for indemnification is asserted under Section 10.

      "INFORMATION" has the meaning set forth in Section 8.1

      "LIABILITIES" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

      "LITIGATION EXPENSES" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

      "OPTION AGREEMENT" means the option agreement of even date herewith between the Parties evidencing the Replacement Options issuable to the Employee under the Replacement Option Plan.

      "OUTSTANDING OPTION" means each stock option issued by the Company to the Employee that remains outstanding immediately prior to the Closing.

      "PARTY" means the Company, the Employee and their respective successors, personal representatives or permitted assigns.

      "PERSON" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

      "REPLACEMENT OPTION" means, with respect to each Outstanding Option, a new stock option issuable to the Employee on the Effective Date under the Replacement Option Plan in exchange for the Employee's outstanding option, exercisable during the succeeding three years for the same number of

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Capital Shares at an exercise price of $.50 per share or the exercise price of the outstanding option, if less than $.50 per share.

      "REPLACEMENT OPTION PLAN" means the 2001 Stock Option Plan in the form of EXHIBIT B to the SPA, providing for the Company's issuance at the Closing of a Replacement Option to the holder of each Outstanding Option.

      "RSC" means R. Siskind and Company, Inc., a New York corporation, and its successors and assigns.

      "SPA" has the meaning set forth in Recital B.

      "THIRD PARTY PROCEEDING" means and Proceeding threatened or initiated by a Person other than a Party or derivatively on behalf of a Party.

            1.2 CONSTRUCTION. Unless otherwise expressly provided herein, all references to Recitals or Sections refer to the corresponding recitals or sections of this Agreement.

      2. EMPLOYMENT TERMINATION. The Employment is hereby terminated as of the Effective Date, and neither Party shall thereafter have any obligation of any nature to the other Party except as provided in or contemplated by this Agreement.

      3. SALARY CONTINUATION. To the extent that the Employee received any base salary from the Company immediately prior to the Closing in connection with the Employment, the Company shall provide the Employee, for a period of three
(3) months after the Effective Date, salary continuation at the same base rate and on the same weekly schedule in effect immediately prior to the Closing.

      4. REPLACEMENT OPTION. The Company shall issue the Employee on the Effective Date a Replacement Option in exchange for the Outstanding Options in accordance with the Replacement Option Plan. The Parties shall execute and deliver an option agreement of even date herewith, in the form provided for in the Replacement Option Plan, evidencing the Replacement Options.

      5. COBRA CONTINUATION BENEFITS. For a period of three (3) months after the Effective Date, the Company shall pay all premiums required to obtain continuation coverage for the Employee and any covered dependents under its group health plan.

      6. COOPERATION. At the request of the Company, the Employee shall fully cooperate with the Company, as a witness or otherwise, in connection with any litigation involving the Company, subject to reimbursement by the Company of all reasonable travel related expenses incurred by the Employee in connection therewith.

      7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Employee that (a) its execution and delivery of this Agreement and performance of its undertakings herein have been duly authorized by all necessary corporate action, (b) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application, and (c) the execution, delivery and performance of this Agreement by the Company do not and will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a

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default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement to which the Company is a party, or (iii) result in a violation of any Applicable Law.

      8.    CONFIDENTIAL INFORMATION.

            8.1 INFORMATION. The Employee acknowledges that the Employment entailed confidential affairs of the Company that may have included information about its costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications, as well as other business affairs and methods not generally available to the public (collectively, "INFORMATION"). For purposes of this Agreement, Information shall not include information that (a) was in the public domain at the time of disclosure to the Employee, (b) became or becomes part of the public domain after disclosure to the Employee through no fault, act or failure to act, error or breach of this Agreement by the Employee, (c) was known to the Employee at the time of disclosure or (d) is required by Applicable Law to be disclosed to any court or other governmental body, PROVIDED that the Employee shall notify the Company thereof to provide or afford it the opportunity to obtain a protective order or other relief.

            8.2 PROTECTION OF INFORMATION. The Employee shall keep all Information strictly confidential and shall not use any Information, directly or indirectly, for his or her own benefit or the benefit of any other Person.

            8.3 REMEDIES. The Employee acknowledges that damages at law will be an insufficient remedy in the event that he or she violates the terms of this
Section 8 and that the Company may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of their undertakings and covenants contained herein.

      9. MUTUAL RELEASE. Except for rights and obligations provided for or contemplated by this Agreement, each Party hereby releases, acquits and forever discharges the other Party from and against any and all claims, charges, complaints, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other Liabilities of any kind or character, to the extent they are currently known or, with the exercise of reasonable diligence, should have been known as of the date hereof, arising from or in any way connected with or related to the Employment. The Employee confirms that he or she is not presently affected by any disability that would prevent him or her from knowingly and voluntarily granting the foregoing release, which has been made without any duress, coercion or undue influence.

      10.   INDEMNIFICATION.

            10.1 INDEMNIFICATION BY THE COMPANY. Except to the extent attributable to the Employee's willful misconduct or gross negligence, the Company shall indemnify the Employee and his or her duly authorized agents, heirs and personal representatives from and against any Liabilities and Litigation Expenses incurred by the Indemnified Party in connection with any Proceeding to which the Indemnified Party is, was or at any time becomes a party by reason of the Employment or any services in connection therewith, provided the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company in the performance of those services.

            10.2 NOTICE AND DEFENSE OF CLAIM. The Indemnified Party shall promptly notify the Indemnifying Party in writing of the commencement of any Third Party Proceeding for which indemnification may be claimed hereunder, PROVIDED that any failure to so notify the Indemnifying Party shall not relieve it from its obligations under this Section 10. If it receives notice of a Third Party

Proceeding from the Indemnified Party, the Indemnifying Party may participate in the Proceeding at its own expense and will be entitled to assume the defense thereof with counsel of its choice unless counsel for the Indemnifying Party reasonably concludes that there would be a conflict of interest between the Indemnifying Party and the Indemnified Party that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Party assumes the defense of the Third Party Proceeding, it shall not be liable to the Indemnified Party for any Litigation Expenses subsequently incurred by it in connection with the defense thereof, except to the extent that the Indemnifying Party authorizes the Indemnified Party to engage separate counsel or the Indemnifying Party or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Party for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Party be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Party Proceeding.

            10.3 ADVANCEMENT OF EXPENSES. Upon written request by the Indemnified Party in connection with a Third Party Proceeding, the Indemnifying Party shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Party to the extent authorized under Section 10.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Party, documentation evidencing the amount of the Litigation Expenses. The Indemnified Party's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Party is not entitled to be indemnified for those Litigation Expenses under this Section 10.

            10.4 REMEDIES OF THE INDEMNIFIED PARTY. In the event that (a) advances of Litigation Expenses pursuant to Section 10.4 are not timely made,
(b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Party otherwise seeks to enforce its rights under this Section 10, the Indemnified Party shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in
Section 11.1 (an "ADJUDICATION"). All Litigation Expenses reasonably incurred by the Indemnified Party in connection with an Adjudication shall be borne by the Indemnifying Party if the Indemnified Party is successful in the Adjudication.

            10.5 SETTLEMENT, COMPROMISE AND CONSENT. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not settle any Third Party Proceeding, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Party by all claimants from any liability therein. The Indemnifying Party shall not be liable to indemnify the Indemnified Party under this Section 10 for any amounts paid in settlement of a Third Party Proceeding effected without its written consent, which the Indemnifying Party shall not unreasonably withhold or delay.

            10.6 NONEXCLUSIVITY. The rights of the Indemnified Party under this
Section 10 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Party may be entitled under Applicable Law.

            10.7 OTHER PAYMENTS. The Indemnifying Party shall not be liable to make any payment under this Section 10 to the extent that the Indemnified Party has received payment from a third party of the amounts otherwise payable by the Indemnifying Party hereunder.

            10.8 SUBROGATION. The Indemnifying Party shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Party, and the Indemnified Party shall take all actions necessary to secure the Indemnifying Party's recovery rights and perfect its ability to enforce those rights.

      11.   MISCELLANEOUS.

            11.1 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York City, New York. All Parties agree to submit to the jurisdiction of those courts and waive trial by jury. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

            11.2 ASSIGNMENT. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party.

            11.3 BINDING EFFECT. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Party and its successors or personal representatives and permitted assigns.

            11.4 AMENDMENT. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both Parties.

            11.5 NOTICES. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

      IF TO THE COMPANY:

         Stage II Apparel Corp.
         1385 Broadway - 24th Floor
         New York, NY 10018

         Attention:     ________________


      IF TO THE EMPLOYEE:

         c/o R. Siskind and Company, Inc.
         1385 Broadway - 24th Floor
         New York, NY 10018


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

            11.6 ENTIRE AGREEMENT. This Agreement, together with provisions of the Option Agreement, sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, relating to the subject matter hereof.

            11.7 WAIVER OF PROVISIONS. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

            11.8 CAPTIONS. The headings and captions in this Agreement are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

            11.9 COUNTERPARTS. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                          STAGE II APPAREL CORP.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          EMPLOYEE:

                                          -------------------------------------
                                          Print Name:



                                       7
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                                                                       EXHIBIT E


                         FORM OF COMPLIANCE CERTIFICATE


      The undersigned, ________________, hereby certifies as follows with respect to shares of Common Stock of Stage II Apparel Corp. (the "COMPANY") issuable in connection with the Closing pursuant to the Stock Purchase Agreement dated as of August 23, 2001 between the Company and the Investors named therein (the "AGREEMENT"), as follows:

      1. The undersigned is the duly elected President and Chief Executive Officer of the Company.

      2. The representations and warranties of the Company set forth in Section 4 of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

      3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date.

      The undersigned has executed this Certificate this ____ day of ______, 2001.



                                          ---------------------------------
                                          Richard Siskind,
                                          President and Chief Executive Officer